Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

COMMERCIAL SUPPLY AGREEMENT

CYNAPSUS THERAPEUTICS INC.

- and -

ARx, LLC

Dated as of August 9, 2016

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

THIS COMMERCIAL SUPPLY AGREEMENT (the “Agreement”) is made as of August 9, 2016 by and between CYNAPSUS THERAPEUTICS INC., a corporation incorporated under the laws of Canada (hereinafter referred to as “Cynapsus”), and ARx, LLC, a corporation incorporated under the laws of Pennsylvania (hereinafter referred to as “ARx”).

RECITALS:

1.	ARx is a custom developer and cGMP manufacturer of high-quality drug and biopharmaceutical delivery materials and technologies (oral thin films, buccal and mucosal thin films & transdermal patches) for the pharmaceutical industry;

2.	Cynapsus is completing clinical trials for the Product (as defined below) and expects to be filing a New Drug Application (“NDA”) with the United States Food and Drug Administration (“FDA”) before the end of 2016 or in early 2017;

3.	Cynapsus and ARx have entered into an agreement dated March 17, 2015 pursuant to which ARx agreed to provide Cynapsus with formulation, CMC and clinical unit production of the Product and certain related services to support the clinical studies and registration of the Product (“Framework Agreement”). In the event of any conflict between the terms of this Agreement and the terms of the Framework Agreement, the provision of this Agreement shall prevail;

4.	In addition, the Framework Agreement indicated that the Parties anticipated entering into a Commercial Supply Agreement (“CSA”) with respect to the United States of America (“Territory”), prior to filing the NDA with the FDA; and

5.	Parties have determined that it is timely to define the terms and conditions and to conclude this Agreement at this time.

NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS

1.1          In addition to terms defined elsewhere in this Agreement, the terms set forth below shall be defined in this Agreement (including the recitals) as follows:

1.1.1	“Affiliate” with respect to any Party means any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Party. The term “control” means the beneficial (direct or indirect) ownership of more than fifty percent (50%) of the voting or equity interests of such Person or the power or right to direct the management and affairs of its business, whether through the ownership of voting securities, by contract or otherwise.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.2	“API” means Apomorphine Hydrochloride USP that when used in the manufacture of the Product becomes an active ingredient thereof.

1.1.3	“ARx Packaging” means the packaging activities related to preparing slit rolls from the master rolls and packaging them in foil bags and shipping them to The Tapemark Company, or any other provider as specified by Cynapsus.

1.1.4	“Cynapsus Development” means all activities relating to the development of the Product that Cynapsus determines are needed to lead to an acceptable Product formulation, Specifications, manufacturing process and stability profile, as necessary or desirable for the ongoing manufacture of the Product for distribution and sale in the Territory.

1.1.5	“Clinical Development” means all activities relating to human clinical trials of the Product as required to support the Regulatory Filing and to obtain the Marketing Authorization in the Territory.

1.1.6	“Development” and “Development Activities” means the Cynapsus Development.

1.1.7	“DMF” means the drug master file governing the development and manufacture of the API.

1.1.8	“Dossier” means the documentation containing all necessary information regarding the Product Development, Clinical Development, and all processes, techniques, studies and data in connection with the Product, to be prepared by Cynapsus for the purpose of registering the Product with the Regulatory Authorities to permit the marketing and sale of the Product in the Territory, and which consists of at least a complete registration file in Common Technical Document (CTD) format established in accordance with the Laws and standards of the Territory.

1.1.9	“Finishing Ingredients” means all excipients used in the formulation and manufacture of the Product, added to the API to manufacture the final Product.

1.1.10	“GCP” means current good clinical practices, in the Territory, as established by the Regulatory Authorities in the Territory.

1.1.11	“Generic” means any sublingual oral films or bulk rolls containing apomorphine salt(s) and is AB rated or substitutable for the Product.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.12	“GLP” means current good laboratory procedures, in the Territory, as established by the Regulatory Authorities in the Territory.

1.1.13	“GMP” means current good manufacturing practices for the manufacture of finished pharmaceutical products, which set minimum standards to ensure that pharmaceutical products meet established requirements for identity, strength, quality, and purity, as established by the Regulatory Authorities in the Territory.

1.1.14	“Improvements” means any variations, modifications, improvements or enhancements relating to the Products or the Technical information, whether patentable or not, conceived or first reduced to practice by a Party.

1.1.15	“Launch Date” means the date the Product is available for commercial sale in the Territory.

1.1.16	“Law” means any federal, state, provincial and local laws, statutes, regulations, rules, guidelines, orders, and any other requirements of any government or Regulatory Authority applicable to the development, registration, manufacturing, testing, packaging, storing, shipping, supply, marketing, distribution, and sale of pharmaceutical products or as otherwise applicable to the Parties respective obligations under this Agreement.

1.1.17	“Losses” means any damages, suits, claims, actions, demands, liabilities, obligations, costs, expenses or losses, including, without limitation, reasonable legal fees and expenses, court costs, arbitration fees, penalties, fines, and amounts paid in settlement of claims.

1.1.18	“Marketing Authorization” means an approval or authorization from the appropriate Regulatory Authorities in the Territory as required to permit Cynapsus to promote, market, distribute and sell the Product in the Territory.

1.1.19	“Net Sales Price” means the per unit actual net revenues earned by Cynapsus on the sale of the Product, being the gross price invoiced for the sale of the Product by Cynapsus and its Affiliates to arm’s length third party customers, excluding any applicable sales, excise and value-added taxes, tariffs and duties, and any other taxes directly related to the sale of the Product (but not including taxes assessed against the income derived from such sale), and less deductions actually incurred, allowed or specifically allocated to the Product including, but not limited to:

(a)	trade, quantity and cash discounts;

(b)	service allowances (including, without limitation, wholesalers’ fees for services) and independent brokers or agents’ commissions, if any, taken, allowed or paid;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c)	credits, payment terms, and allowances for the Product, if any, given or accrued on account of price and shelf adjustments, returns, off-invoice promotional discounts, rebates, charge-backs, any and all federal, state, provincial or local government rebates or discounts whether in existence now or enacted at any time hereafter, volume reimbursements, and the gross amount billed for any Product that is returned, rejected, recalled, seized or destroyed;

(d)	any surcharge, levy, tax or assessment mandated by any federal, state, provincial, or local government or administrative agency to fund a compensation program or reserve for persons injured by the Product; and

(e)	all charges paid by Cynapsus for freight, handling, testing, storage, insurance and duties in connection with the purchase of the Product from ARx.

1.1.20	“Packaging” means all material used to prepare fully packaged Product, including, without limitation labelling, containers, foil, inserts, cartons, and shipping cases, as applicable.

1.1.21	“Parties” means the parties to this Agreement referred to collectively, and “Party” means any party to this Agreement referred to individually.

1.1.22	“Person” includes any individual, partnership, corporation, unincorporated organization, association, joint venture, limited liability company, trust or any other form of entity.

1.1.23	“Product” means the bulk roll bi-layer sublingual soluble film containing one apomorphine layer and one pyridoxine layer for treatment of OFF episodes in Parkinson’s patients as set forth in the Specifications.

1.1.24	“Quality Agreement” means a Quality Assurance/Quality Control Agreement between the Parties which sets forth certain obligations of the Parties in relation to the manufacture, quality control and testing of the Product in accordance with GMP. The Parties shall attach the Quality Agreement to this Agreement as Schedule A.

1.1.25	“Regulatory Authorities” means the applicable governmental regulatory health authorities in the Territory or other specified jurisdiction responsible for regulating the manufacture, distribution and sale of pharmaceutical products in the Territory or other specified jurisdiction.

1.1.26	“Regulatory Filing” means all materials relating to the filing for and procurement of the Marketing Authorization for the Product in the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.27	“Specifications” means the specifications for the manufacture of the Product set forth in Schedule B, which specifications shall conform to the Marketing Authorization.

1.1.28	“Supply Price” means the cost [*****] for ARx to supply the Product to Cynapsus as set forth on Schedule C.

1.1.29	“Technical Information” means all confidential and/or proprietary manufacturing processes, scientific, technical, engineering and operational information, know-how, trade secrets, Product designs, diagrams and schematics, formulations, protocols, analytical methods, standards and Product specifications of either Party, in any tangible or intangible form, relating to the Development, manufacture or commercialization of the Product, including, without limitation, the applicable process validation protocol, tooling details, analytical technology transfer protocol, API specifications, Finishing Ingredients specifications, finished Product specifications, Packaging specifications, and any such information needed for the purposes of preparing the Dossier and obtaining and maintaining the Marketing Authorization.

1.1.30	“Territory” means the United States of America.

2.	DOSSIER, REGULATORY FILING & MARKETING AUTHORIZATION

2.1	Information and Preparation of Dossiers. ARx shall promptly provide to Cynapsus any and all documentation, records, reports, data and other information relating to the ARx Development as necessary to allow Cynapsus to prepare the Dossier and file the Regulatory Filing. ARx shall also provide to Cynapsus such additional information relating to ARx’s manufacturing obligations pursuant to this Agreement as may be required to prepare and file any amendments or supplements to the Dossier and Regulatory Filing and any report or response required by the Regulatory Authorities from time to time. Compensation for any such work shall be specified in an applicable mutually agreed upon Work Plan. Cynapsus shall prepare the Dossier and file the Regulatory Filing at its own expense. If at any time ARx becomes aware of any information that could reasonably be expected to delay the approval of the Regulatory Filing by the Regulatory Authorities, then ARx shall immediately notify Cynapsus in writing.

2.2	Filing for Marketing Authorization.

2.2.1	Regulatory Filing. Cynapsus shall be responsible for the preparation and be the filing Party of record for the Regulatory Filing and the Marketing Authorization. Cynapsus shall use its reasonable commercial efforts to file the Regulatory Filing within the Territory as soon as possible. Cynapsus shall control and direct the Regulatory Filing process and shall determine the course of action and timing as necessary to obtain the Marketing Authorization. Cynapsus shall consult with and update ARx regularly regarding the status of the Regulatory Filing and shall notify ARx immediately if the Regulatory Authorities in the Territory approve or disapprove the Product. Cynapsus shall be responsible for all fees and expenses relating to the Regulatory Filing.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.2.2	Designation of Manufacturer. The Regulatory Filing for the Product shall state that ARx is a manufacturer and supplier of the Product. Provided that ARx has not breached the terms of this Agreement, Cynapsus shall not change ARx’s manufacturing facilities as a site listed in the Marketing Authorization for the manufacture and supply of the Product. Notwithstanding the foregoing, Cynapsus may also register an additional third party manufacturing facility in the Regulatory Filing for the Product to allow Cynapsus to obtain Product from such third party manufacturer.

2.2.3	Communications. Cynapsus shall be solely responsible for all communications with the Regulatory Authorities relating to the Product Dossier, whether occurring prior to or after the granting of the Marketing Authorization.

2.3	Deficiency. Should the Regulatory Authorities require additional information or documentation in relation to the Product in order to obtain the Marketing Authorization in the Territory or if the Regulatory Filing is rejected due to the failure of the Dossier to satisfy the requirements of the Regulatory Authorities, then ARx and/or Cynapsus, in accordance with their respective obligations under this Agreement, shall take all reasonable corrective actions and make such additions and revisions to the information submitted in the Regulatory Filing as may be necessary to obtain the Marketing Authorization in the Territory. The Parties acknowledge that the Regulatory Authorities may require an expedited response to its inquiries and in such case shall work together to ensure that responses are filed within the requisite deadlines. If, despite the foregoing, the Regulatory Filing is rejected by the Regulatory Authorities and all rights to appeal have been exhausted or expired, or if the Regulatory Filing is voluntarily withdrawn with the mutual agreement of the Parties, then Cynapsus shall be entitled to terminate this Agreement upon delivering written notice to ARx. Termination shall be without further obligation or liability on the part of either Party other than as provided in Articles 13 and 15 of this Agreement.

2.4	Maintenance. Once the Marketing Authorization in the name of Cynapsus is obtained, it will be Cynapsus’s responsibility, at its own expense, to maintain and update all regulatory elements of its Marketing Authorization as may be required, provided that during the term of this Agreement ARx shall provide all necessary manufacturing data and updates to the Technical Information relating to ARx’s manufacture of the Product as may be required by the Regulatory Authorities in the Territory.

2.5	Drug Master File. Cynapsus shall ensure that the applicable API manufacturer for the Product files with the Regulatory Authorities a DMF governing the development and manufacture of the API for the Product.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.6	Lack of Timely Availability. If Cynapsus determines, in its reasonable discretion, that due to reasons that are reasonably within the control of ARx which do not include raw material availability from a supplier, API availability and Force Majeure events, the implementation of the Technical Information in relation to a Product will not be completed by ARx in a sufficiently timely fashion as to allow Cynapsus to commence the commercial sale of the Product in accordance with Cynapsus’s scheduling requirements, then Cynapsus will advise ARx in writing and will allow ARx [*****] to rectify the same to the reasonable satisfaction of Cynapsus. If Cynapsus is not satisfied, then Cynapsus may, upon delivering written notice to ARx, thereafter be entitled to manufacture the Product on its own behalf or obtain the Product from a third party manufacturer until the timeliness is rectified to the reasonable satisfaction of Cynapsus.

3.	EXCLUSIVITY

3.1	Exclusive Purchaser. For as long as the Agreement remains in force, ARx will not manufacture any Generic products or formulations.

3.2	Exclusive Manufacturer. For as long as the Agreement remains in force, ARx shall be the majority supplier of Product in the Territory, unless otherwise agreed to by the Parties in writing. For the purpose of this Agreement, Majority Supply shall be defined as providing not less than [*****] percent ([*****]%) of commercial supply of the Product in the Territory (“Majority Supply”).]

3.3	Contingency Supplier. As required by good commercial and supply practice, Cynapsus shall qualify a secondary supplier of the Product for contingency purposes (“Contingency Supplier”) in the Territory that shall be acceptable to ARx, acting reasonably. To enable the Contingency Supplier to successfully produce the Product, Cynapsus may request ARx’s technical transfer assistance for a mutually agreed upon cost.

3.4	ARx Option. ARx shall have an option to provide to Cynapsus services in the Territory with respect to [*****] in connection with the Product (“Additional Services”), provided that (a) ARx has the regulatory authority and commercial capability to provide such Additional Services, in the opinion of Cynapsus, acting reasonably, and (b) the Additional Services that are offered to Cynapsus on financial terms and conditions no less favorable than any other third party from which Cynapsus shall have solicited competing bids. In the event that ARx shall satisfy the conditions set out in the preceding sentence, the Parties shall negotiate in good faith such agreement(s) on commercially reasonable terms with respect to the Additional Services similar to those terms set forth in this Agreement, to the extent relevant.

3.5	Right to Bid. In the event that ARx shall obtain required regulatory approvals to manufacture the Product in one or more markets outside of the Territory and Cynapsus shall have decided to enter one or more such markets outside of the Territory, ARx shall be invited by Cynapsus to bid for the right to supply the Product in such market(s). Notwithstanding the above, Cynapsus shall retain the sole discretion to select one or more suppliers of the Product in markets outside of the Territory.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.6	Technology Fee. Cynapsus, its successors and assigns, shall pay to ARx [*****]% of the invoiced cost incurred by Cynapsus with respect to the manufacture of the Product, not including the costs of the related API and Finished Packaging, in the Territory by a Contingency Supplier, or any other party outside of the Territory.

4.	MANUFACTURE OF PRODUCT

4.1	Product. ARx will manufacture the Product for supply to Cynapsus in accordance with the terms of this Agreement.

4.2	License of Cynapsus Technical Information. Cynapsus shall provide to ARx such Cynapsus Technical Information, as is available to Cynapsus, as necessary for ARx to manufacture the Product pursuant to this Agreement. Cynapsus hereby grants to ARx, subject to the terms and conditions hereof and Cynapsus’ right to license to the Contingency Supplier, solely in connection with the manufacture of the Product, an exclusive (except as to Cynapsus), royalty free, right and license to use Cynapsus’s Technical Information to manufacture the Product for sale to Cynapsus and to manufacture other products and formulations which are not Generic. ARx shall not, without Cynapsus’ written consent, sell, assign, license or transfer any Cynapsus Technical Information or any rights in relation thereto to any third party; provided that it does not limit ARx’s right and license to use Cynapsus’s Technical Information to manufacture the Product for sale to Cynapsus and to manufacture other productions and formulations which are not Generic.

4.3	Manufacturing Obligation. ARx shall manufacture the Product using the Technical Information and in accordance with the applicable Marketing Authorization, Product Specifications, this Agreement, the Quality Agreement, and other requirements herein. Subject to the terms and conditions of this Agreement, ARx shall supply Cynapsus with the quantities of the Product ordered by Cynapsus hereunder for commercial sale and promotional activities.

4.4	API & Finishing Ingredients.

4.4.1	Supply of API. During the term of this Agreement, Cynapsus shall supply to ARx all API necessary to manufacture the Product. All API supplied to ARx under this Agreement shall be used by ARx exclusively for the manufacture of the applicable Product for Cynapsus.

4.4.2	Notification of API Requirements. Three (3) months prior to commencement of each Product manufacturing run, Cynapsus shall arrange to have ARx provided with sufficient quantities of API to enable ARx to manufacture the quantities of Product ordered by Cynapsus. Promptly upon receiving Cynapsus’s Product Forecasts (in accordance with Article 5.1 hereof), ARx shall give Cynapsus notice of the expected timing of its ship dates and corresponding API requirements as necessary to fulfill such Forecasts.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.4.3	API & Product Information. The API supplier shall provide Cynapsus and ARx with a certificate of analysis for each lot of API and one (1) Safety Data Sheet for the API. Cynapsus shall provide ARx with one (1) Safety Data Sheet for each Product.

4.4.4	Inspection. ARx shall inspect the outer packaging of all API shipments within five (5) business days of receipt and shall immediately inform Cynapsus of any defects in or damage to the API discoverable upon visual inspection made with reasonable care. Cynapsus shall use its reasonable efforts to have all damaged or defective API shipments replaced or corrected, and ARx shall provide assistance in the investigation of any damaged shipment. ARx shall not be responsible for any delays caused by damage to API not caused by ARx.

4.4.5	API Testing. Initially a contract laboratory selected by Cynapsus shall test and analyze the API to verify that the API satisfies the applicable Specifications and the requirements of the Marketing Authorization. Eventually as specified in section 3.4 ARx may be qualified as a testing lab to test and release the API.

4.4.6	Wastage. ARx shall store and handle all API so as to minimize wastage, shrinkage or deterioration, provided that ARx will be entitled to a mutually agreeable allowance for inventory loss and yield loss. Such allowance will be based on manufacturing process capability and will be determined by the Parties after the production of three full scale batches of the applicable Product and will apply to all API supplied by Cynapsus, inclusive of API consumed during Product sampling and testing. In determining ARx’s compliance with the yield allowance, ARx shall be credited with all Product manufactured by ARx which is in saleable condition, excluding amounts used for samples and analytical testing. In the event of any loss or waste of API in excess of the applicable yield allowance by ARx, calculated on a yearly basis, or if there is any loss of API in relation to any batch of Product that does not comply with the provisions of this Agreement, calculated on a yearly basis, ARx shall credit Cynapsus with [*****]% of the cost of the API so lost, and Cynapsus shall be entitled to set off such credited amounts against amounts due to ARx hereunder.

4.4.7	Title. Title to all API supplied to ARx by Cynapsus or a third party shall at all times remain with Cynapsus. ARx shall clearly mark such API as the property of Cynapsus and use reasonable and customary efforts to avoid any confusion with any other raw materials. ARx shall not at any time sell or offer for sale, assign, mortgage, pledge or allow any lien to be created upon the API provided by Cynapsus, excluding any liens given by Cynapsus.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.4.8	Return of API Upon Termination. Upon the termination of this Agreement, ARx shall deliver to Cynapsus all unused API in ARx’s possession, Exworks ARx’s place of business, Incoterms 2010.

4.4.9	Finishing Ingredients. ARx shall obtain, test, and release all Finishing Ingredients applicable to the manufacture and supply of the Product in accordance with the Specifications and the Marketing Authorization.

4.5	Restrictions on Changes to Product. The Parties acknowledge that once the Regulatory Filing has been submitted to the Regulatory Authorities, any change whatsoever to the API, Finishing Ingredients, ARx Packaging or Product, or any related process, method or procedure may jeopardize the regulatory status of the Product. ARx shall not make any changes whatsoever to the API, Finishing Ingredients, ARx Packaging or Product, or any related process, method or procedure used in connection with manufacturing, supplying, storing or testing the Product, without first discussing and obtaining prior written approval from Cynapsus for such change in accordance with ARx’s change control procedure, which approval is not to be unreasonably withheld, including, without limitation, changes to the production facility, methods of manufacture or other processes, or any other changes. Cynapsus shall approve all proposed changes if necessary for the purpose of complying with GMPs or Laws in the Territory. The Parties shall negotiate in good faith all fees and charges payable to the Regulatory Authorities which may be required in connection with any change as aforesaid, unless such change is required by Cynapsus or the Regulatory Authorities. ARx shall continue to supply Cynapsus with Product which satisfies the Marketing Authorization until such time as any new Product formulation or change is approved by the Regulatory Authorities, if such approval is necessary.

4.6	ARx Packaging. ARx will supply slit rolls of the Product in foil bags to Cynapsus.

4.7	Stability. Cynapsus shall, at its own expense, conduct all stability studies required to obtain the Marketing Authorization and required for ongoing commercial sale of the Product.

4.8	Manufacturing Facility.

4.8.1	Location of Manufacturing Facility. ARx shall manufacture the Product at its manufacturing facilities in Glen Rock, Pennsylvania. ARx shall not change the location of the manufacturing facilities for the Product without the prior written consent of Cynapsus, which consent shall not be unreasonably withheld. Any such consents or approval regarding any change in the manufacturing facilities shall be documented in the Quality Agreement.

4.8.2	Qualification of Facility. ARx shall at all times maintain the manufacturing facilities for the Product in compliance with standards promulgated by the Regulatory Authorities for manufacturing facilities in the Territory and all applicable GMPs and Laws in the Territory. ARx shall throughout the term of this Agreement, obtain and maintain any and all licenses, permits, orders, authorizations and consents (including, without limitation, facility licenses and permits) as required by the Regulatory Authorities in the Territory, as necessary or required to manufacture, store, ship, supply, and dispose of the Product for supply to Cynapsus in the Territory, or as otherwise required to perform ARx’s obligations under this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.9	No Contract Manufacturing. Except with the consent of Cynapsus, which consent may be withheld in Cynapsus’s absolute discretion, only ARx, and not its Affiliates or any sublicensee or third party, shall manufacture the Product for supply to Cynapsus. Any such consent shall be documented in the Quality Agreement.

4.10	Inspections.

4.10.1	Cynapsus Inspections. During the term of this Agreement and until one year after the expiration date for the last Product supplied hereunder, ARx shall permit Cynapsus’s representatives to enter ARx’s facilities and the facilities of any contract provider of ARx, which access ARx shall use commercially reasonable efforts to negotiate on behalf of Cynapsus, all upon reasonable prior notice and during normal business hours, for the purpose of inspecting the facilities of ARx or the contract provider, as the case may be, and quality control procedures and confirming compliance with all applicable GMPs and Laws in the Territory, the requirements of the Regulatory Authorities in the Territory, the Quality Agreement and this Agreement. If during any such inspection Cynapsus discovers any instances in which ARx/contact provider has not complied with the foregoing, then ARx shall provide to Cynapsus a written plan for correcting such deficiencies within 30 days from receipt of an audit report from Cynapsus and include a proposed timetable for implementing such corrections, and shall ensure that such deficiencies are corrected as soon as reasonably practicable.

4.10.2	Initial Inspections. Without limitation to the foregoing, Cynapsus shall upon the execution of this Agreement be permitted to conduct a Quality Assurance and technical inspection of ARx’s facilities no later than 180 days after signing this agreement. If Cynapsus is not reasonably satisfied with the results of this inspection, Cynapsus will deliver its audit report with observations to ARx within 30 days. ARx shall be permitted 30 days to respond.

4.10.3	Routine ARx Inspections. ARx shall routinely inspect its manufacturing facilities to confirm compliance with GMPs and Laws in the Territory, the requirements of Regulatory Authorities in the Territory, the Quality Agreement and this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.10.4	Inspection by Governmental Authorities. If ARx receives any notification of any inspection of its manufacturing facilities where the Product is manufactured, tested, or stored by any Regulatory Authority in the Territory or the Territory, or any warning letter or similar correspondence from any such Regulatory Authority relating to the Product, then ARx shall:

(a)	Immediately provide Cynapsus with notice of the inspection and all notices, correspondence and documents related to Product received by ARx from the applicable Regulatory Authorities;

(b)	Permit the applicable Regulatory Authorities to enter ARx’s facilities for the purpose of regulatory inspection;

(c)	Immediately furnish Cynapsus with copies of all reports related to Product received by ARx as a result of any such inspection;

(d)	Provide to Cynapsus a written plan for correcting any such Product related deficiencies documented by the Regulatory Authorities, including a proposed timetable for implementing such corrections; and

(e)	Ensure that any deficiencies are corrected, as soon as reasonably practicable.

4.11	Safety. ARx shall maintain and enforce safety procedures for the handling and manufacture of the Product that comply in all respects with the Marketing Authorization and all applicable Laws in the Territory.

4.12	Additional Quality Assurance/Control Obligations. The Parties will enter into a separate Quality Agreement, a copy of which shall be attached hereto as Schedule A. All Product manufactured by ARx for supply to Cynapsus shall be manufactured in accordance with ARx’s obligations under both this Agreement and the Quality Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Quality Agreement, the provisions of the Quality Agreement shall apply for matters relating to Quality Assurance and Quality Control.

4.13	Storage. To the extent any Product, Packaging, API, or Finishing Ingredients are stored, ARx shall store such Product, API, or Finishing Ingredients in a controlled environment that meets the Specifications, this Agreement, the Quality Agreement, GMPs and all other applicable Laws. API and Finishing Ingredients utilized by ARx in connection with the development and manufacturing of Product shall be generally used by ARx on a first in, first out basis and shall not be used by ARx beyond the shelf life required under applicable Laws or as designated or approved by Cynapsus. ARx will implement and enforce reasonable security precautions to prevent unauthorized access to the Product, API, or Finishing Ingredients while in the control of ARx. ARx shall be liable for any loss or damage to Product, API or Finishing Materials in ARx’s possession or control due to ARx’s negligence or wilful misconduct.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.	PRODUCT SUPPLY

5.1	Rolling Forecasts. Cynapsus will provide by the fifth (5th) day of each month (or if such date is not a regular business day, the next business day) a rolling six (6) month good faith forecast of the monthly quantities of the Product Cynapsus intends to purchase during such period (each, a “Forecast”). Cynapsus shall provide the first Forecast for the Product one hundred and twenty (120) days prior to the date anticipated for making the Product available for commercial sale in the Territory (the “Launch Date”).

Within five (5) business days following receipt of such Forecast, ARx in turn shall acknowledge receipt of said Forecast and determine if there are any anticipated concerns in being able to manufacture, package and supply any of the projected demand to Cynapsus for any part of the Forecast. In the event ARx anticipates such concerns: (i) ARx shall notify Cynapsus in writing as soon as reasonably practicable (but in no event later than 5 (five) business days) following receipt of such Forecast; and (ii) ARx and Cynapsus shall discuss any such concerns and determine the appropriate corrective actions to eliminate or minimize any potential future service issues.

Cynapsus may submit Forecast adjustments to ARx for quantities of Product less than or in excess of the Forecast amounts. For adjustments in excess of the current Forecast, ARx agrees to use commercially reasonable efforts to accommodate such adjustments assuming Materials, API and capacity are available to support such increases. If ARx expects to be unable to fill the portion of any adjustment within the anticipated time frame, then ARx shall notify Cynapsus within five (5) business days after receipt of such adjustment, and Cynapsus and ARx shall agree upon an alternate schedule to accommodate the adjustment.

5.2	Batch Size and Minimum Order. ARx will manufacture the Product in the batch size specified in the Marketing Authorization. Cynapsus shall place orders in whole multiples of the batch size unless otherwise agreed by ARx. The Parties hereby acknowledge that the batch size shall be [*****]. ARx shall not modify the batch size for the Product unless the change is mutually agreed upon by the Parties and subject to the requirements that: (i) such modification will be described in validation documentation which will be submitted to Cynapsus; and (ii) the modification shall not violate the Marketing Authorization. If the batch size is modified, then Cynapsus may, if necessary, modify its then current Forecast to accommodate the amended batch size.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.3	Purchase Orders.

5.3.1	Detail. Cynapsus shall order the Product by issuing a binding purchase order stating the quantity and type of Product ordered and a delivery date for the Product (a “Purchase Order”), which date shall be at least ninety (90) days after the date of the Purchase Order, if consistent with the Forecast, except for the first order of the Product for which the specified delivery date shall be at least ninety (90) days after the date of the Purchase Order. If the terms written on any Purchase Order are inconsistent with the terms of this Agreement, the terms of this Agreement shall prevail. ARx shall accept all Purchase Orders that comply with the provisions of this Agreement and shall verify each Purchase Order in writing within five (5) business days of receipt.In the event ARx will not be able to fulfill such Purchase Order in accordance with the terms herein, ARx must notify Cynapsus in writing as soon as reasonably practicable (but in no event later than five (5) business days) following receipt of such Purchase Order, whereupon ARx and Cynapsus shall agree upon an alternate ship date and ARx shall meet the alternate ship date which in such case the alternate ship date becomes the confirmed ship date.

Cynapsus may request to cancel or modify a Purchase Order within five (5) days of its submission to ARx, but may not otherwise do so without ARx’s prior written consent. If Cynapsus cancels or modifies any Purchase Order, then Cynapsus shall reimburse ARx for the cost of any materials purchased by ARx to produce the cancelled or modified Purchase Order or lost manufacturing time, unless ARx can reasonably put such materials or manufacturing time to alternative use. The Parties acknowledge and agree that Cynapsus is not obligated to buy any specific amount of Product under this Agreement, except for the Purchase Order, specified batch size in Section 5.2, and Majority Supply obligations in Section 3.2.

5.3.2	[Deleted]

5.3.3	Forecasts and Purchase Orders. The Parties acknowledge that the Forecasts are meant to be good faith estimates of the quantity of Product that Cynapsus intends to order from ARx, provided, however, that the Forecasts are non-binding and in no event shall a Forecast be deemed a Purchase Order.

5.3.4	Conflicts. Each Purchase Order will specify the quantity of Product, size mix, packaging configuration, designated carrier and ship date, as applicable. To the extent of any conflict or inconsistency between this Agreement and any Purchase Order, invoice, confirmation, acceptance or any similar document, the terms of this Agreement shall govern in all respects.

5.4	Price & Payment. For each shipment of Product manufactured by ARx pursuant to a Purchase Order and delivered to Cynapsus for commercial sale in the Territory, Cynapsus shall pay to ARx an amount equal to the Supply Price for the actual Product shipped. ARx shall invoice Cynapsus no sooner than the date of each Product shipment. Cynapsus shall pay ARx in full for each issued invoice within forty-five (45) days from the invoice date, provided, however, that payment shall not constitute approval or disapproval of any Product. All payments made by Cynapsus to ARx pursuant to this Agreement shall be made by bank transfer or as ARx may otherwise direct.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.5	Uncompetitive Pricing. [*****]

5.6	Payment Not Required For Non-Conforming Product. Cynapsus is not obliged to pay for any Product which it determines is non-conforming (as contemplated by Article 5.11.1 below). If Cynapsus disagrees with the amount of any invoice submitted to it, Cynapsus shall promptly notify ARx and the Parties shall promptly attempt to resolve such disagreement in good faith.

5.7	Delivery. Delivery of each order of the Product shall be made Ex-Works ARx’s facilities in Glen Rock, Pennsylvania (Incoterms 2010). Each delivery shall be accompanied by an advice note specifying the Product being shipped, Cynapsus’s Purchase Order number, Cynapsus’s product number, the quantity of the Product delivered, and the shipment’s destination.

ARx shall utilize best efforts to deliver to Cynapsus by the delivery date specified in each Purchase Order between ninety percent (90%) and one hundred and ten percent (110%) of the quantity of Product ordered in such Purchase Order. For the avoidance of doubt, ARx shall be entitled to ship Product within the Specifications.

If a Product is delivered more than five (5) business days late, then Cynapsus may use expedited shipping and ARx shall be responsible for all shipping costs and expenses incurred by Cynapsus in connection therewith.

5.8	Delays.

5.8.1	Notice of Delay in Delivery. ARx shall notify Cynapsus as soon as possible of any potential delay in the delivery of any Product shipment.

5.8.2	Remedy for Delay in Delivery. If ARx fails to deliver any shipment of the Product by the delivery date specified by Cynapsus in a Purchase Order submitted and confirmed in accordance with the terms of this Agreement, and the delay is not due to the failure to receive any materials, including those to be procured by Cynapsus, receive the necessary approvals for release and shipment from Cynapsus, or a Force Majeure Event, then the following shall apply:

(a)	if the shipment is late by 30 days or less, then the Supply Price will remain the same.

(b)	if the shipment is between thirty one (31) days and sixty (60) days late, then the Supply Price for the Product payable by Cynapsus shall be [*****];

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c)	if the shipment is between sixty one (61) days and ninety (90) days late, then the Supply Price for the Product payable by Cynapsus shall be [*****]; and

(d)	if delivery of a Product shipment is more than ninety (90) days late, then Cynapsus shall be entitled to either [*****].

5.9	Reports. Upon written request from Cynapsus, ARx shall provide Cynapsus with a monthly report detailing projected shipment dates for Purchase Orders, including the quantities of Product expected to be shipped. ARx shall provide the report by the fifteenth (15th) day of each month, or, if such date is not a business day, on the next business day.

5.10	Testing. ARx shall be responsible for all in-process testing of Product prior to delivery to Cynapsus to ensure that the Product meets the applicable Specifications, GMP’s, the Quality Agreement, and the other terms of this Agreement.

5.11	Non-Conforming Product.

5.11.1	Definition. A Product shipment is non-conforming if dispostioned as discard in an investigation because:

(a)	it does not conform to the Specifications or batch record and is not noted in a deviation;

(b)	the batch record does not conform to the applicable GMPs;

(c)	it does not conform with the requirements of the Quality Agreement; or

(d)	it has not been manufactured, supplied or tested in accordance with the terms of this Agreement.

5.11.2	Notification. If any shipment of Product is non-conforming in relation to any matter discoverable upon visual inspection made with reasonable care, then Cynapsus will notify ARx within thirty (30) days of receipt of the Product. If any shipment of Product is non-conforming in relation to any matter which is not discoverable upon visual inspection made with reasonable care, then Cynapsus will notify ARx within thirty (30) days of discovery provided, however, that Cynapsus must notify ARx of all non-conformities within [*****] of the date of shipment. ARx shall promptly notify Cynapsus as to whether it confirms or denies that the Product is non-conforming.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.11.3	Review; Independent Testing Laboratory. If ARx does not agree that the Product is non- conforming, then the Parties shall submit information regarding the disputed shipment to each other for review. If the Parties cannot agree as to whether the Product is non-conforming within four (4) weeks of Cynapsus’s initial claim of non-conformance, then upon the request of either Party, the dispute shall be submitted to a mutually acceptable independent laboratory with a minimum of ten (10) years of senior level experience manufacturing pharmaceutical products and complying with guidelines and regulations of the Regulatory Authorities in the Territory. If the independent laboratory determines the Product is not non-conforming then Cynapsus shall pay for the Product and any associated investigation. The costs of the independent laboratory shall be borne by the Party with whom the independent laboratory disagrees.

5.11.4	Credit; Offset. If any Product delivered by ARx hereunder is determined to be non-conforming, then ARx shall replace the non-conforming Product with substitute Product that conforms with the requirements of this Agreement within [*****] from the date of such request or as soon as reasonably possible. At ARx’s expense, Cynapsus shall, in accordance with ARx’s written instructions, return or destroy all non-conforming Product.

5.12	Manufacturing Process; Duty to Report. If a manufacturing process event occurs during the manufacture of any Product batch which is likely to materially affect the safety, efficacy or regulatory status of the Product, ARx shall notify Cynapsus as soon as reasonably possible according to ARx’s deviation procedure (but in any event within two (2) business days of becoming aware of the process event). Cynapsus and ARx shall consult with each other as to the disposition of all affected batches of the Product, which disposition shall be agreed upon by ARx and Cynapsus in the deviation report. ARx agrees to report to Cynapsus, on an annual basis, any atypical process events, regardless of whether they are or are not likely to materially affect the safety, efficacy or regulatory status of the Product in the Annual Product Report. No Product may be reworked unless agreed upon by ARx and Cynapsus and is in conformity with the Marketing Authorization (or, to the extent applicable, any other Laws in the Territory) and the Quality Agreement.

5.13	Specifications. The Parties acknowledge and agree that Cynapsus may need to make changes to the Specifications of the Product throughout the Term of the Agreement. Cynapsus shall make any such changes that it so requires to the Specifications and such change shall become effective immediately. Such changes shall be electronically communicated to ARx. If ARx has any objections to the modified Specifications, ARx must notify Cynapsus in writing within five (5) calendar days. If ARx objects, then the Parties shall meet as soon as possible thereafter to discuss ARx’s objections and reach a mutually agreeable solution. If the parties cannot agree on a solution, the Specifications shall not change.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.	RECORDS

6.1	Records. ARx shall maintain all records necessary to comply with all applicable Laws in the Territory relating to the Development, manufacture, testing, packaging, storage and supply of the Product, and the performance of its obligations under this Agreement. All such records shall be maintained for such period as may be required pursuant to the applicable Laws; provided, however, that all records relating to the manufacture, stability and quality control of each batch of the Product shall be retained at least until the first (1st) anniversary of the end of the approved shelf life for all Product from such batch. Cynapsus shall maintain its records in a similar manner as appropriate for all its activities and obligations under this Agreement.

6.2	Samples and Batch Records. ARx shall prepare and maintain batch records and file samples, properly stored, for each lot or batch of Product manufactured and shipped hereunder in compliance with the GMPs and Laws in the Territory pertaining thereto.

6.3	Inspection of Books and Records. During the term of this Agreement, and thereafter for the greater of (i) the period stipulated by the Laws in the Territory, and (ii) two (2) years, ARx agrees that Cynapsus, at reasonable times upon reasonable prior notice, may inspect the manufacturing books and records of ARx pertaining solely to its obligations under this Agreement for purposes of ensuring compliance with the terms of this Agreement. ARx agrees to undertake to obtain the foregoing right of inspection for Cynapsus with respect to the relevant books and records of ARx’s contract provider and to report the outcome of such efforts to Cynapsus. If ARx’s current contract provider is unwilling to provide the foregoing rights of inspection, ARx shall take steps to identify another contract provider who will provide such rights of inspection.

7.	COMPLIANCE WITH LAW & INFORMATION EXCHANGE

7.1	Adverse Event Reporting. During the term of this Agreement and for one (1) year thereafter, or as otherwise required pursuant to the Laws of the Territory, each Party shall (i) provide prompt written notice to the other Party of any information in its possession or control concerning side effects, injury, toxicity or sensitivity reaction (“Adverse Events”) associated with uses, studies, investigations or tests of the Product (animal or human), whether or not determined to be attributable to the Product, and (ii) notify the other Party’s responsible drug safety department by telephone and facsimile within seventy-two (72) hours (regardless of weekday, weekend or holiday) after such Party first becomes aware of any Adverse Event that gives cause for concern or is unexpected or that is fatal, life-threatening as it occurred, permanently disabling, requires or prolongs in-patient hospitalization, represents a significant hazard, or is a cancer or a congenital anomaly or represents an overdose, or any other circumstance that might necessitate a recall, expedited notification of the Regulatory Authorities or a significant change in the labelling of the Product, including, without limitation, any deviation from the specified environmental conditions for shipping or storage of the Product.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.2	Customer Complaints. Cynapsus shall maintain customer complaint files. Cynapsus may promptly (but in any event within five (5) business days) report to the other any and all complaints related to the Product manufacture to ARx and request that a manufacturing investigation be complete with appropriate justification for the complaint to be manufacturing related. Cynapsus shall be solely responsible for reviewing, responding and interacting with the Regulatory Authorities in the Territory and the patient, practitioner and the other person or entity filing the complaint regarding all complaints related to the Product in the Territory. Each Party will cooperate reasonably with the other Party in connection with a Party’s investigation of an Adverse Event.

7.3	Government Communications.

7.3.1	The Parties shall promptly (but in any event not later than five (5) business days) provide each other with copies of all material communications received from any Regulatory Authority or other governmental agency, including, without limitation, Adverse Event reports and safety reports, regarding the API, Product or the facilities, procedures or processes used in connection with the Product. The foregoing notification obligation shall be twenty-four (24) hours if a governmental agency or Regulatory Authority is commencing or threatening seizure of Product, API or, with respect to ARx, closure of or suspension of operations at its manufacturing or laboratory facilities for the Product. Material communications include any letters, reports or other documents received by any governmental agency or Regulatory Authority that relates to the Product or such facilities, processes or procedures.

7.3.2	Cynapsus shall be entitled to review ARx’s responses to any material communications related to the Product with the Regulatory Authorities prior to their submission, if practicable, and Cynapsus’s reasonable views and requests shall be taken into account prior to submission of such communications to the relevant agency, subject to Cynapsus’s comments being submitted on a timely basis. ARx shall also use its best efforts to provide Cynapsus with the notice, information, documentation, and opportunity to comment provided for above with respect to any Contract Provider.

8.	PRODUCT RECALL

8.1	Notification or Recall. If any Regulatory Authority or other governmental agency issues or requests a recall or takes similar action in connection with the Product in the Territory, or if Cynapsus reasonably determines after consultation with ARx that an event has occurred which may result in the need for a recall or market withdrawal because the use or consumption thereof has or poses an actual and imminent danger of resulting in bodily injury or property damage (a “Recall Event”), the Party notified of or wishing to implement such recall or similar action shall, within twenty four (24) hours (regardless of weekday, weekend or holiday), advise the other Party thereof by telephone or facsimile, after which the Parties shall promptly discuss and work together to effect an appropriate course of action. Cynapsus shall be responsible for final determination of any Recall Event and notifying the Regulatory Authorities in the Territory of such Recall Event.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.2	Recall Expenses. Except as set forth below, Cynapsus shall bear the full expense of a Recall Event. If a Recall Event results solely from the negligent acts or omissions or wilful misconduct of ARx, then ARx shall bear the full expenses of costs incurred for shipping, return, destruction and replacement of Product (“Replacement Expenses”). If a Recall Event is partially caused by the actions or omissions of both Parties, then each Party shall be responsible for its proportionate share of the Replacement Expenses of the Recall Event based on its proportionate share of causation. The Parties shall discuss and agree on the scope and costs of a Recall Event, if practicable, prior to enforcement of the recall.

9.	INTELLECTUAL PROPERTY RIGHTS

9.1	Reservation of Rights. No right, title or interest is granted, whether expressly or by implication, to any technology or intellectual property rights owned by either Party other than pursuant to the terms of this Agreement. Each Party hereby reserves all rights not expressly granted under this Agreement.

9.2	Ownership.

9.2.1	Clinical Studies. Cynapsus shall own all right, title and interest in and to all Clinical Development studies and data (including, for greater certainty, all bioequivalence studies and data) prepared by or on behalf of Cynapsus in connection with the Product. As between the Parties, Cynapsus shall have the sole right to use and protect the Regulatory Filings, Marketing Authorizations and Clinical Development studies and data. ARx shall not file any documents in contravention of these rights.

9.2.2	Dossier, Regulatory Filing, and Marketing Authorization. Cynapsus shall own all right, title and interest in and to the Dossier, Regulatory Filing and Marketing Authorization registered in the name of Cynapsus.

9.2.3	Technology.

(a)	Cynapsus shall own all right, title and interest in and to all [Technical Information relating to the Product developed by Cynapsus, whether before or during the course of this Agreement, including, for greater certainty, all Technical Information developed pursuant to the Cynapsus Development Activities].

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)	Subject to the language below in Paragraph 3 and Article 4.2, Cynapsus shall own all right, title and interest in and to all Technical Information relating to the Product developed by ARx, including, for greater certainty, all Technical Information developed pursuant to the development activities of ARx.

(c)	ARx shall own all right, title and interest in and to all Technical Information possessed by ARx prior to the date of this Agreement and which does not relate specifically to the Product.

9.2.4	Improvements. If ARx, in conjunction with Cynapsus, conceives, develops, creates or reduces to practice any Improvements of the Technical Information or the Product, all documents and materials in any medium relating to the Improvements so made, conceived or reduced to practice, whether or not patentable or copyrighted, shall be considered work made for hire under Work Plan and Cynapsus shall be the sole owner thereof. ARx will: 1) irrevocably assign and transfer to Cynapsus all right, title and interest worldwide in and to all such Improvements, and to all modifications, enhancements and derivative works thereof and to all patents, copyrights, inventions and other intellectual property rights related thereto; and 2) upon Cynapsus’s request, execute all assignments, applications and other documents and perform such acts as requested by Cynapsus to obtain patent, copyright or other protection in any jurisdiction to protect Cynapsus’s interest in any Improvements. ARx shall have the right to incorporate Improvements into the Product only upon receiving Cynapsus’s prior written approval. Cynapsus hereby grants to ARx, subject to the terms and conditions hereof an exclusive (except as to Cynapsus), royalty fee, right and license to use the Improvements to manufacture the Products for sale to Cynapsus and in connection with other products and formulations which are not Generic. Cynapsus has a right to sublicense rights to Improvements to a Contingency Supplier solely in connection with the manufacture of the Products, provided that the Parties renegotiate the [*****] based upon the value of the Improvement and contribution to the Improvement by ARx.

To the extent that ARx conceives, develops, creates or reduces to practice any improvements independent of Cynapsus or this Agreement, but which could apply to the Product (Independent Improvements), Independent Improvements shall not constitute improvements and ARx shall own all rights to the Independent Improvements. Use of Independent Improvements shall be negotiated by Cynapsus and ARx independent of this Agreement.

9.2.5	Further Documents. Each Party agrees to execute, or to have executed, any additional documents necessary to establish, evidence, maintain or protect the other Party’s rights hereunder. Neither Party shall make any filing or claim in contravention of the other Party’s rights.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.3	Trade-marks.

9.3.1	Designation and Ownership. Cynapsus shall be responsible for the selection, registration and maintenance of all trade-marks used by Cynapsus in connection with the Product in the Territory. ARx shall not acquire or assert any right, title, and interest in and to any such trade-marks or marks substantially similar to such trade-marks.

9.3.2	Indemnity in Favour of ARx. Cynapsus shall defend, indemnify and hold ARx harmless from any and all Losses which ARx may suffer, incur or become liable for as a result of or in connection with any third party demand, claim or action asserted or commenced against ARx based upon the contention that the use by Cynapsus of any trade-marks in relation to the Product in the Territory infringes the trade-mark or other intellectual property rights in the Territory of any third party.

9.4	Patent Infringement Claims.

9.4.1	Indemnity in Favour of ARx. Cynapsus shall defend, indemnify and hold ARx harmless from any and all Losses which ARx may suffer, incur or become liable for as a result of or in connection with any claim, action, cause of action or demand asserted against ARx to the extent such claim is based upon the contention that Cynapsus’s attempt to obtain the Marketing Authorization in the Territory and/or the manufacture of the Product by ARx infringes the patent or other intellectual property rights in the Territory of any third party (an “Infringement Action”).

9.4.2	Defense of Infringement Actions. Each Party shall promptly notify the other of any Infringement Action commenced or threatened against the Party by an unrelated third party. Cynapsus shall assume control and direct the investigation, handling and defense of all Infringement Actions within the Territory, including without limitation, selecting counsel and negotiating with third parties, provided that Cynapsus shall consult with ARx and give ARx the opportunity to provide comments. Cynapsus shall bear all costs and expenses of defending the proceeding. ARx may choose to be represented by counsel of its own choice, at its own expense, but such counsel may not appear in any legal or judicial proceedings without the consent of Cynapsus, which consent shall not be unreasonably withheld. ARx shall fully cooperate with Cynapsus in defending the Infringement Action, including, without limitation, assisting in the production and location of evidence and having its employees and other representatives testify in any court proceeding, if necessary, all at Cynapsus’s reasonable cost. Cynapsus may settle or compromise any claim without the consent of ARx. If the proceeding is successfully defended and the Parties are entitled to an award of damages and/or reimbursement of legal fees, then Cynapsus shall be entitled to the entire amount awarded Cynapsus.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.4.3	Termination Due to Infringement Action. If an Infringement Action is commenced against Cynapsus and/or ARx, and if Cynapsus reasonably determines that the likelihood and consequences of an unfavourable rulings warrants that Cynapsus refrain from marketing and selling the Product in the Territory, or if Cynapsus agrees to refrain from marketing and selling the Product in the Territory pursuant to a settlement of an Infringement Action, or if a court of competent jurisdiction makes a final determination that the marketing and sale of the Product in the Territory infringes the patent or other intellectual property rights in the Territory of a third party and all rights to appeal have been exhausted or expired, then Cynapsus may terminate this Agreement upon delivering written notice to ARx in accordance with Section 13.4.

9.4.4	Patent Challenge. Cynapsus shall have the sole right to determine if it will challenge any third party patent or other intellectual property rights which may affect the API or the sale of the Product in the Territory, and ARx shall not commence any patent or other intellectual property challenge proceedings in contravention of the foregoing without notifying Cynapsus. Cynapsus shall bear all costs and expenses of pursuing any such proceeding, and shall have the sole right to select counsel, handle and direct the proceeding and negotiate with third parties. Cynapsus may settle or compromise any claim without the consent of ARx. ARx shall cooperate with Cynapsus and provide reasonable assistance at Cynapsus’s request and expense. If the Parties’ challenge is successful and if the Parties are entitled to any reimbursement of legal fees or an award of damages or other compensation, then Cynapsus shall be entitled to the entire amount awarded. ARx is not precluded from filing other challenges not specifically related to the Product but which may involve processes that are used with the Product provided it provides prior written notice to Cynapsus.

10.	REPRESENTATIONS & WARRANTIES

10.1	Representations and Warranties. Each Party represents and warrants to the other Party as follows, which representations and warranties shall be true as at the date hereof and throughout the term of this Agreement:

10.1.1	it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; and

10.1.2	this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof.

10.2	ARx General Warranties. ARx represents and warrants to Cynapsus as follows:

10.2.1	Technical Expertise. ARx has and throughout the term of this Agreement will continue to have the technical expertise, experience and personnel necessary to develop and manufacture the Product in the manner contemplated by this Agreement; Notwithstanding anything in this Agreement to the contrary, a breach of this Paragraph 10.2.1 shall not occur unless and until Cynapsus sets forth the grounds for the alleged breach to ARx in writing and ARx fails to cure the alleged breach to the reasonable satisfaction of Cynapsus within ninety (90) days from receipt of the written notice.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.2.2	No Other Agreements. No contracts, commitments or agreements of any nature exist, and none will be entered into during the term of this Agreement, that impair or inhibit the ability of ARx to perform its obligations hereunder; and

10.2.3	Debarred. ARx has never been and is not currently: (1) an individual who has been debarred by the FDA pursuant to 21 U.S.C. § 335a(a) or (b) (“Debarred Individual”)from providing services in any capacity to a person that has an approved or pending drug product application with FDA, or an employer, employee, or partner of such a Debarred Individual; or (2) a corporation, partnership or association that has been debarred by FDA pursuant to 21 U.S.C. § 335a(a) or (b) (“Debarred Entity”)from submitting or assisting in the submission of an NDA, or an employee, partner, shareholder, member, subsidiary, or affiliate of a Debarred Entity, or (3) an employer, employee or partner of an individual convicted within the last five years for crimes described in subsections (a) or (b) of Section 306(i) of the Food Drug and Cosmetic Act. ARx further represents that: (4) ARx has no knowledge of any circumstances which may affect the accuracy of the foregoing representation, including, without limitation, any FDA investigations of, or debarment proceedings against, ARx or any person or entity performing services or rendering assistance which is in any way related to activities taken pursuant to this Agreement; and (5) ARx will immediately notify Cynapsus in writing, by certified or registered mail if ARx, at any time during the term of this Agreement, becomes aware of any such circumstances described in this Article 10.2(c).

10.3	ARx Manufacturing and Supply Warranty. ARx warrants and represents to Cynapsus that all Product delivered to Cynapsus hereunder shall:

10.3.1	be manufactured and stored by ARx in accordance with the Technical Information, Specifications and the terms of this Agreement and the Quality Agreement;

10.3.2	be manufactured and stored by ARx in accordance with all applicable GMPs, and all applicable Laws in the Territory;

10.3.3	be manufactured and stored at ARx’s facilities which are approved by the Regulatory Authorities in the Territory;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.3.4	not be adulterated or misbranded under any applicable Laws in the Territory; have at least [*****] of the Product shelf-life remaining at the time of delivery to Cynapsus.

10.4	Cynapsus General Warranties. Cynapsus represents and warrants to ARx that:

10.4.1	Information. All information for the Product supplied by Cynapsus to ARx hereunder will comply with the Marketing Authorization and all applicable requirements of the Regulatory Authorities and Laws in the Territory;

10.4.2	No Other Agreements. No contracts, commitments or agreements of any nature exist, and Cynapsus covenants that none will be entered into during the term of this Agreement that impair or inhibit the ability of Cynapsus to perform its obligations hereunder;

10.4.3	No Lawsuits. As of the date hereof there have not been any claims, lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, or complaints or investigations by any government authority threatened, commenced, pending or proceeding against Cynapsus, and Cynapsus has not received any notice thereof, which could prevent Cynapsus from complying with its material obligations under this Agreement; and

10.4.4	Intellectual Property. Cynapsus has the right to use and license for manufacture to ARx all Cynapsus Technical Information, as well as all trademarks, copyrights and other intellectual property that is or will be a part of the Product.

10.5	Disclaimer. EXCEPT FOR THE WARRANTIES AND REPRESENTATIONS PROVIDED OR REFERENCED IN THIS AGREEMENT, THE PARTIES MAKE NO OTHER WARRANTIES OR REPRESENTATIONS TO EACH OTHER, EXPRESS OR IMPLIED, INCLUDING THOSE WITH RESPECT TO THE PRODUCT, WHETHER STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.	COVENANTS OF ARx

11.1	Compliance. ARx shall manufacture, test, store, ship, supply, dispose and handle the Product and API, and shall otherwise comply with its obligations under this Agreement all in strict compliance with all applicable GMPs, the Laws in the Territory, and all applicable licenses, governmental permits or applications in the Territory. All Product delivered to Cynapsus hereunder by ARx shall comply with the terms of this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.2	Permits and Licenses. ARx shall throughout the term of this Agreement obtain and maintain any and all licenses, permits, orders, applications and consents (including, without limitation, facility licenses and permits) required by the Regulatory Authorities, the Territory, and all applicable Laws, Regulations, and GMPs necessary or required to manufacture, store, ship, supply, and dispose of the Products or otherwise required to perform ARx’s obligations under this Agreement.

11.3	Compliance with Environmental, Safety, and Industrial Hygiene. With respect to all environmental, safety and industrial hygiene matters related to ARx’s activities under this Agreement, ARx shall (a) certify compliance with all applicable Laws, (b) inform Cynapsus promptly of any significant adverse event (e.g., fires, explosions, accidental discharges) that may affect Product, (c) inform Cynapsus promptly of any allegations or findings of violations of applicable Laws, (d) allow Cynapsus to inspect ARx’s facilities, upon ARx approval, if notified of adverse event, such inspections to be at reasonable times and upon reasonable notice. If ARx shall fail to comply with any of the conditions in this Section and remedy within a reasonable amount of time, then Cynapsus shall have the right to terminate this Agreement, effective upon 90 days’ prior written notice, and without payment of any penalty or termination fee except for payments owed pursuant to Section 13.4 and ARx shall be free from the exclusivity provisions of Section 3.1.

12.	COVENANTS OF CYNAPSUS

12.1	Compliance. Cynapsus shall be solely responsible for compliance with all applicable Laws in the Territory relating to the advertising, sale, and other marketing activities concerning the Product.

12.2	Permits and Licenses. Cynapsus shall throughout the term of this Agreement, at its expense, obtain and maintain any and all licenses, permits, orders, authorizations and consents required by the Regulatory Authorities in the Territory to perform its obligations under this Agreement.

12.3	Sale of Product. Cynapsus shall use its commercially reasonable efforts to market and sell the Product in the Territory. Cynapsus shall be responsible for all costs and expenses incurred in marketing and commercializing the Product in the Territory.

12.4	If Cynapsus shall fail to comply with any of the conditions in this Section and remedy within a reasonable amount of time, then ARx shall have the right to terminate this Agreement, effective upon 90 days’ prior written notice, and without payment by ARx of any penalty or termination fee.

13.	TERM & TERMINATION

13.1	Term and Optional Commercial Term. The initial term of this Agreement shall commence upon the delivery by Cynapsus of the first Forecast for the Product pursuant to Section 5.1, and, unless terminated earlier in accordance with the provisions hereof, shall continue for a period of ten (10) years from the Launch Date in the Territory. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless a Party delivers written notice of termination to the other Party at least one (1) year prior to the end of the applicable term.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

If Cynapsus, in its absolute discretion, wishes to make the Product available for commercial sale outside of the Territory, then Cynapsus shall deliver written notice to ARx advising that Cynapsus wishes to extend the Territory as defined in this Agreement in the applicable country or countries. In the event that ARx shall have obtained the required regulatory approvals to manufacture the Product in one or more markets outside of the Territory and Cynapsus shall have decided to enter one or more such markets outside of the Territory, ARx shall be invited by Cynapsus to bid for the right to supply the Product in such market(s). Notwithstanding the above, Cynapsus shall retain the sole discretion to select one or more suppliers of the Product in markets outside of the Territory.

13.2	Termination. If any one or more of the following events occur, then this Agreement may be terminated in its entirety as set forth herein:

13.2.1	if a Party files a petition in bankruptcy or is adjudged a bankrupt, or a petition in bankruptcy is filed against it and is not dismissed within sixty (60) days, or it becomes insolvent, takes advantage of legislation for creditor relief, has a receiver or receiver-manager appointed in relation to its assets, or discontinues its business, then the other Party may terminate this Agreement upon delivering written notice of termination;

13.2.2	if a Party violates or fails to perform any of its material undertakings, agreements, covenants or obligations under this Agreement (excluding matters otherwise specifically addressed with a termination right elsewhere in this Agreement) and the failure is not capable of cure or, if capable of cure, is not remedied within ninety (90) days after receipt of written notice from the non-defaulting Party, then the non-defaulting Party may terminate this Agreement upon delivering written notice of termination; and

13.2.3	if a Party wilfully or fraudulently misrepresents any fact, information or report required to be made or disclosed under this Agreement, then the other Party may terminate this Agreement upon delivering written notice of termination.

13.3	Termination by Cynapsus Without Cause. Notwithstanding anything to the contrary in this Agreement, Cynapsus may terminate this Agreement if Cynapsus no longer wishes to market the Product in the Territory upon one (1) year written notice and ARx shall be free from the exclusivity requirements of Section 3.1.

13.4	Effect of Termination.

Upon the effective date of expiration or termination of this Agreement for any reason and upon request of Cynapsus, ARx shall within thirty calendar (30) days or less deliver to Cynapsus copies of all Technical Information, API purchased by Cynapsus and all other materials, supplies and proprietary materials provided by, or purchased on behalf of Cynapsus, at Cynapsus’ cost, and ARx shall be free from the exclusivity requirements of Section 3.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

In the event of the termination of this Agreement by Cynapsus for any reason other than those set forth in Section 13.2, or in the event of a termination of this Agreement by ARx, Cynapsus shall be responsible for any portion of the compensation owed to ARx for the manufacturing, quality control, quality assurance and stability testing, packaging and related services, as contemplated in this Agreement (the “Manufacturing Services”), required to produce the Products or out-of-pocket expenses, time, materials in anticipation of any Manufacturing Services, rendered for any firm Purchase Orders prior to the effective date of such termination, or any costs incurred as a result of the termination, to the extent such fees and expenses are not cancelable or have not been reimbursed by a third party.

13.5	Post-Termination. Without prejudice to the rights or remedies available to either Party and provided Cynapsus is not in material default hereunder, despite the termination or expiration of this Agreement, ARx shall deliver to Cynapsus all Products for which Cynapsus has issued Purchase Orders or has otherwise paid prior to termination or expiration. Cynapsus will pay for such Products in accordance with the applicable terms of this Agreement.

13.6	Survival. The expiration or earlier termination of this Agreement shall not relieve any Party hereto from any obligations which accrued prior to such expiration or earlier termination, and shall not destroy or diminish the binding force and effect of any of the terms and conditions of this Agreement that expressly or by implication come into or continue in effect on or after termination or expiration. If this Agreement terminates, the license granted to ARx in Sections 3.6, 4.2 and 9.2.4 shall survive termination.

14.	INDEMNIFICATION & INSURANCE

14.1	Indemnification of ARx. Cynapsus agrees to defend, indemnify and hold ARx, its Affiliates and their respective officers, directors, employees, agents and representatives, harmless from and against any Losses arising out of any third party claim, action, cause of action or demand resulting from:

14.1.1	any breach of this Agreement by Cynapsus;

14.1.2	any negligent or intentionally wrongful act or omission of Cynapsus or its employees or other representatives;

14.1.3	the use or consumption of the Product;

14.1.4	Cynapsus’s specific written instructions to ARx; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

14.1.5	Any intellectual property claims related to Cynapsus’ Product.

14.2	Indemnification of Cynapsus. ARx agrees to defend, indemnify and hold Cynapsus, its Affiliates and their respective officers, directors, employees, agents or representatives harmless from and against any Losses arising out of any third party claim, action, cause of action or demand resulting from damage to property, death, or personal injury and from:

14.2.1	any breach of this Agreement by ARx; and

14.2.2	the negligent or intentionally wrongful act or omission by ARx or its respective employees or other representatives.

Not withstanding anything in this Agreement to the contrary, ARx’s total liability under this Agreement shall not exceed [*****]; provided that, at such time as ARx provides additional [*****] and testing capabilities, ARx’s liability under this Agreement shall not exceed [*****].

14.3	Indemnification Procedure. Any Party entitled to indemnification hereunder (the “Indemnitee”) shall notify the other Party (the “Indemnitor”) promptly of any claim threatened or commenced against the Party for which the Party is so entitled. The Indemnitor shall assume control and direct the defense, investigation or handling of the claim for and on behalf of the Indemnitee, provided however that, the Indemnitor shall not settle or consent to judgment without the Indemnitee’s approval, which approval shall not to be unreasonably withheld. The Indemnitee shall cooperate with the Indemnitor, and may participate, at the Indemnitee’s expense, in the defense of such claim. If the Indemnitor fails to assume control of the defence of any claim, or, having elected to assume control, thereafter fails to diligently defend the claim, the Indemnitee shall, without limitation to the Indemnitor’s obligations hereunder, be entitled to contest, settle or pay the amount of the claim, and the Indemnitor shall be bound by the results obtained by the Indemnitee with respect to the claim.

14.4	Insurance.

14.4.1	ARx Insurance. ARx shall, during the term of this Agreement and for a period of [*****] after the expiration date of the last unit of Product sold by Cynapsus, maintain a policy of product liability insurance for the Product insuring against personal injury, death and damage to property due to manufacturing defects. The said policy shall have a liability limit of not less than [*****] per occurrence and [*****] in the aggregate, on an annual basis, and shall be maintained with a financially sound and reputable insurer. The policy shall provide that: (i) the insurer will provide thirty (30) days written notice to Cynapsus prior to any cancellation. ARx shall, upon the written request of Cynapsus, furnish to Cynapsus a certificate of insurance evidencing the foregoing coverage.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

14.4.2	Cynapsus Insurance. Cynapsus shall, during the term of this Agreement, maintain a policy of product liability insurance for the Product insuring against personal injury, death and damage to property. The said policy shall have a liability limit of not less than [*****] per occurrence and [*****] in the aggregate. At the time of Product launch, during the proceeding term of this Agreement, and for a period of [*****] after the expiration date of the last unit of Product sold by Cynapsus, Cynapsus’ liability limit [shall be increased so it is not less [*****] per occurrence and [*****] in the aggregate, on an annual basis, and shall be maintained with a financially sound and reputable insurer. The policy shall provide that: (i) the insurer will provide thirty (30) days written notice to ARx prior to any cancellation, and (ii) without limiting any indemnity obligations hereunder, ARx shall be named as an additional insured. Cynapsus shall, upon the written request of ARx furnish to ARx a certificate of insurance evidencing the foregoing coverage.

14.5	Limitation of Liability. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR A BREACH OR ALLEGED BREACH OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT (A) APPLY IN CASES OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, (B) NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS ARTICLE 14, OR (C) LIMIT THE DAMAGES AVAILABLE TO A PARTY FOR THE OTHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTCLES 9 AND 15.

14.6	Survival. The indemnification obligations set forth in this Article 14 shall survive the termination of this Agreement and remain in full force and effect for a [*****] year period after the expiration date of the last unit of Product manufactured by ARx in relation to any claim based on events which occur during the term hereof.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

15.	CONFIDENTIALITY

15.1	Confidentiality. During the term of this Agreement and for ten (10) years thereafter, each Party shall maintain in strict confidence the Confidential Information (as defined below) of the other Party. Each Party shall not use the Confidential Information of the other Party for any purpose other than the purposes expressly permitted by this Agreement, and shall not disclose such Confidential Information to any third party (including, without limitation in connection with any publications, presentations or other disclosures) except to its employees, agents or advisors who have a need to know such Confidential Information to achieve the purposes of this Agreement or as otherwise contemplated herein for the purposes of this Agreement. Each Party shall ensure that any person to whom it discloses the other Party’s Confidential Information is informed of the confidential nature of and duty not to disclose the information, and is obligated to maintain the confidentiality thereof. Each Party may also disclose such of the Confidential Information of the other Party as may be required by law or by any governmental authority having jurisdiction, provided that prior to any such disclosure the Party required to disclose shall, if possible, notify the other Party prior to disclosing any Confidential Information and provide such other Party with a reasonable opportunity to contest or limit the scope of the required disclosure and obtain any protective orders as may be appropriate. Except as otherwise provided herein, upon termination or expiration of this Agreement, or upon request, a Party shall destroy or, if so requested, return all Confidential Information of the other Party and certify in writing that such return or destruction has been completed.

15.2	Definition. “Confidential Information” means all proprietary technical information (including the Technical Information and the Dossier), marketing, business and financial information, scientific data, information marked confidential and all other information which a reasonable person would treat confidentially that relates to the Product or the business of a Party. Confidential Information shall not include any information which the receiving Party can show:

15.2.1	was known to or in the possession of the receiving Party prior to the date of its actual receipt from the disclosing party;

15.2.2	is readily available to the public other than through any act or omission of the receiving Party in contravention of this Agreement or any other agreement between the Parties;

15.2.3	was disclosed by a third party not under an obligation of confidentiality to the disclosing Party; or

15.2.4	is subsequently independently developed by the receiving Party without use of the Confidential Information as demonstrated by competent written records.

15.3	No Publicity. Except as required by law, neither Party shall originate any publicity, news release or other public announcements, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement, any amendment hereto, performance hereunder or the existence of an arrangement between the Parties without the prior written approval of the other Party, which approval shall not be unreasonably withheld. Nothing in the provision shall be deemed to prevent a Party from making such disclosures or announcements that, in the opinion of legal counsel, are legally required of such Party; provided that in any event the non-disclosing Party shall have the right to review any such disclosure and revise such disclosure to the extent it relates to the use of the non-disclosing Party’s name or Confidential Information.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

16.	MISCELLANEOUS

16.1	Any notice or other document required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered by prepaid registered mail, return receipt requested; personally by hand; by courier; by email; or by facsimile transmission, in each case addressed to the Party or Parties to whom it is to be given at the address or facsimile number shown below or at such other address or facsimile number as the Party to whom such notice is to be given shall have last notified the other Party in accordance with the provisions of this section:

In the case of ARx at:

ARx, LLC

400 Seaks Run Road

Glen Rock, PA 17327

United States

Attention:	General Counsel

Fax No.:

Email:

And in the case of Cynapsus at:

Cynapsus Therapeutics Inc.

828 Richmond St. W,

Toronto, Ontario M6J 1C9

Canada,

Attention:	Thierry Bilbault
Fax	No.: 416.703.8752
Email:	TBilbault@Cynapsus.ca

Any such notice or other document shall:

(a)	if delivered by hand, courier, or email be deemed to have been given and received at the place of receipt on the date of delivery, provided that if delivery is other than during business hours (9:00 a.m. to 5:00 p.m., local time) in the place of receipt, such notice shall be deemed to have been given and received at the place of receipt on the first business day thereafter;

(b)	if mailed, be deemed to have been given and received at the place of receipt on the earlier of the date of actual receipt and ten (10) business days after the date of mailing. In the event of postal disruption, such notices or documents must be delivered by means other than by mail; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c)	if transmitted by facsimile, and provided that the sender has received confirmation of receipt, be deemed to have been received on the same day if transferred during business hours (9:00 a.m. to 5:00 p.m., local time) in the place of receipt, and be deemed to have been given and received at the place of receipt on the next business day in the place of receipt following the day of sending, if transferred after business hours in the place of receipt.

16.2	Relationship of the Parties. The relationship of the Parties is that of independent parties. This Agreement does not constitute any one Party hereto as the agent or legal representative of the other Party for any purpose whatsoever. Neither of the Parties grants to the other any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of it or in its name in any manner whatsoever, unless otherwise agreed to in writing by the other Party.

16.3	Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein, neither Party may assign or transfer it rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement to a successor in interest by merger, operation of law or purchase of its the assets or entire business, whether by contract or operation of law, without the consent of the other party. Any assignment or transfer by a Party other than in accordance with the terms hereof shall be void and shall entitle the other Party to terminate this Agreement.

16.4	No Waiver; Remedies. No Party to this Agreement shall be deemed or taken to have waived any provision of this Agreement unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. No failure or delay on the part of a Party in exercising any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies provided for hereunder shall be cumulative of and in addition to any and all other remedies, at law or in equity, which any Party may have, and the exercise of any one or more of such remedies shall not preclude the exercise of any others.

16.5	Time. Time shall be of the essence of this Agreement and every part hereof.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

16.6	Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of force majeure, including but not limited to fire, flood, earthquake, storm, general strike, lockout, riot, war, terrorism, rebellion, accident, acts of God and/or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing matters or not (a “Force Majeure Event”), then, upon written notice by the Party liable to perform to the other Party, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability, provided that the Party asserting force majeure shall bear the burden of establishing the existence of such Force Majeure Event by clear and convincing evidence, and provided further that the Party prevented from complying shall use its best efforts to remove such disability, and shall continue performance with the utmost dispatch whenever such causes are removed, and shall notify the other Party of the Force Majeure Event not more than five (5) business days from the time of the event. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution. For greater certainty, if ARx claims that it is prevented from supplying the Product to Cynapsus as a result of a Force Majeure Event, then for the duration of the Force Majeure Event Cynapsus may manufacture or arrange for the manufacture of the Product by a third party, and may submit alternative Marketing Authorization or modify the current Marketing Authorization, all without obligation to ARx. Notwithstanding the foregoing, if a Force Majeure Event shall continue for a period of longer than [*****] or [*****] in any [*****] month period, then the Party unaffected by such event may terminate this Agreement upon giving not less than [*****] written notice of termination to the other Party subject to the provisions of Section 13.4, provided that if the Force Majeure Event ceases within such [*****] period this Agreement shall remain in full force and effect.

16.7	Governing Law & Dispute Resolution.

16.7.1	This Agreement shall be governed by and construed in accordance with the laws of New York, New York. The Parties consent to the jurisdiction of the courts of Ontario, and each Party waives any defenses to inconvenient forum or sovereign immunity.

16.7.2	All disputes arising in connection with this Agreement, its negotiation, performance, breach, existence or validity, shall be determined by arbitration in accordance with the National Arbitration Rules of the ADR Institute of Canada by one or more arbitrators appointed in accordance with the applicable rules. The place of arbitration shall be Toronto, Ontario, and the language of arbitration shall be English. The determination of any such arbitration shall be final and binding on the Parties and no appeal shall lie therefrom. Any award rendered may be entered in any court having jurisdiction. Responsibility for the costs of the arbitration proceeding shall be determined in the discretion of the arbitration panel. The Parties shall keep all details of the arbitration proceeding and arbitral award strictly confidential and shall use all reasonable efforts to take such action as may be appropriate to prevent the unauthorized disclosure of the proceedings, any information disclosed in connection therewith and the award granted. Notwithstanding the foregoing, neither Party shall be precluded from applying to a court of competent jurisdiction for any relief in the nature of injunction, specific performance, or other equitable remedy.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

16.7.3	Severability. If any provision in this Agreement is held to be invalid, void or unenforceable, then the remainder of this Agreement, or the application of such provision to the Parties or to the circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall be enforced to the fullest extent permitted by law. The Parties agree to renegotiate any such invalid, void or unenforceable provision in good faith in order to provide a reasonably acceptable alternative consistent with the basic purposes of this Agreement.

16.7.4	Entire Agreement. This Agreement (including the Schedules attached hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof, and all prior or agreements, whether written or oral, are superseded hereby. This Agreement may be amended only in writing executed by the Parties.

16.7.5	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

16.8	Headings. The captions and headings contained herein are for convenience of the Parties and in no way define, limit or describe the scope of this Agreement.

16.8.1	Language. The language of this Agreement and all proceedings taken in relation thereto shall be English.

16.8.2	Currency. Unless otherwise specifically provided, all references to money amounts are expressed in terms of U.S. dollars and all payments made pursuant to this Agreement shall be made in that currency.

[Signature Page Follows]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first written above.

CYNAPSUS THERAPEUTICS INC.		ARX, LLC

By:	/s/ Anthony Giovinazzo	By:	/s/ Tadgh Prendeville
Name: Anthony Giovinazzo		Name: Tadgh Prendeville
Title: President and CEO		Title: General Manager
I have authority to bind the corporation		I have authority to bind the corporation

Schedule A:	Quality Agreement
Schedule B:	Product Specifications
Schedule C:	Pricing

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule A: Quality Agreement

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

This agreement is between the following two companies:

CYNAPSUS THERAPEUTICS Inc. 828 Richmond Street West Toronto, Ontario, M6J 1 C9 Canada T: 416-703-2449 F: 416-703-8752	ARx, LLC 400 Seaks Run Road Glen Rock, PA 17327 Tel: 717-227-8269 Fax: 717-227-8274

Overview

This Quality Assurance Agreement is between CYNAPSUS THERAPEUTICS Inc. (hereinafter called CYNAPSUS) and ARx, LLC (hereinafter called ARX).

This Quality Assurance Agreement defines the expectations and responsibilities for ARX as a development and manufacturing partner, as outlined in this agreement, relating to the manufacturing control activities for drug products conducted as required by 21 Code of Federal Regulations Part 210 and part 211 by US FDA on behalf of CYNAPSUS This document has been drawn up according to the US-FDA cGMP regulations set by the US FDA. On agreement to the expectations and responsibilities defined in this document, this document is considered as binding to both parties named in this agreement.

It is the responsibility of CYNAPSUS to maintain this document in a current state and to ensure that approval has been given. Any revisions to this document must be agreed to by both parties in writing prior to implementation of the revision.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

ARX is a pharmaceutical manufacturer who holds appropriate site and facility licenses. Any changes in to facilities or licenses directly affecting Cynapsus products, require prior agreement of CYNAPSUS.

ARX and CYNAPSUS will inform the other party of any changes or of any restrictions to the appropriate manufacturing license for the products covered by the agreement.

Communication

ARX and CYNAPSUS have identified key contact personnel to ensure responsible individuals are contacted for issue resolution. Attachment 1 is a listing of all key contact titles for both parties. Changes to key personnel will be confirmed in writing and Attachment I revised as necessary.

Services provided

ARX will function as a manufacturer providing bulk and/or finished products as listed in Attachment 2. Changes to products will be confirmed in writing and Attachment 2 will be revised as necessary.

It is the responsibility of ARX to ensure all activities related to the manufacturing, (packaging and labelling if applicable) and release of products listed in Attachment 2 are in compliance with cGMP.

ARX will be responsible for ensuring that all products are properly packaged and labeled to protect from environmental exposure. Products will be sent by acceptable means to arrive at CYNAPSUS or CYNAPSUS designated place(s) during the normal working hours.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

Responsibilities for ARX and CYNAPSUS are summarized in Attachment 3. ARX will provide to CYNAPSUS the supporting documents for responsibilities as listed in Attachment 3, as applicable.

Arrangements on prices and other commercial terms (e.g., presentation, delivery times, liabilities and guarantees) are reserved to a separate contract agreement.

Raw Materials (excluding API)

Unless otherwise specified in sales agreements and/or scope of work for specific products, ARX will be responsible to:

•	Supply all raw materials to be used to manufacture the product (unless supplied by CYNAPSUS). For printed packaging materials produced by ARX, CYNAPSUS will first approve the accuracy, updating and regulatory compliance of all CYNAPSUS artwork and label text copy.
•	If the test method identified is a compendial method, ensure testing will be conducted to the current identified Pharmacopoeia edition, including any current supplements.
•	Test materials which are non-compendial according to test methods and specifications set by ARX and/or CYNAPSUS, or supply materials to a third party contract testing laboratory if instructed by CYNAPSUS.
•	Retain and maintain retention samples, including any printed packaging materials.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

Bulk and/or Finished Products

Unless otherwise specified in sales agreements and/or scope of work for specific products, ARX will be responsible to:

•	Review and release bulk, ensuring manufacturing formula, methods and in-process and bulk specifications are met.
•	If the test method identified is a compendial method, ensure testing will be conducted to the current identified Pharmacopoeia edition, including any current supplements.
•	Test materials which are non-compendial according to test methods and specifications set by ARX and/or CYNAPSUS, or supply materials to a third party contract testing laboratory if instructed by CYNAPSUS.
•	Retain and maintain retention samples, including any printed packaging materials.
•	Notify CYNAPSUS, in advance, of any changes to specifications set by ARX and CYNAPSUS.
•	Provide Certificate of Analysis and Certificate of Manufacture
•	Certificate of Analysis to contain at least:
•	Product name, lot number and expiry date
•	Tests, test methods used, specifications and actual numerical results
•	Authorized personnel (QC and QA Manager) to sign and date
•	Statement of compliance
•	Certificate of Manufacture to contain at least:
•	Product name, batch number, date of manufacture and expiry date
•	Statement of compliance with manufacturing documents, reference document numbers, revisions.
•	Authorized personnel (QA Manager) to sign and date
•	Notify and obtain review and approval from CYNAPSUS of any deviations, investigations.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

•	Upon request, supply copies of full batch records to CYNAPSUS in a timely manner.
•	Retain samples and records.
•	Notify CYNAPSUS for any rework requested. Obtain approval prior to executing.
•	Store finished product under approved or GMP conditions, and distribute in accordance with the agreed procedures and requirements provided by CYNAPSUS Distribution, shipping and storage of finished product becomes the responsibility of CYNAPSUS, once the product leaves the ARX warehouse.

CYNAPSUS will be responsible to:

•	Notify ARX of any discrepancies related to the received documents
•	Approve the manufacturing master documents and/or critical manufacturing deviations.
•	Release finished product to Market and authorize shipments.
•	Fulfill other responsibilities as per attachment #3.

CYNAPSUS will be responsible to:

•	Investigate customer complaints
•	CYNAPSUS to notify ARX of any complaints received for products supplied by ARX that are related to manufacturing issues.

Note: ARX to investigate complaint which are related to manufacturing and the quality of the product and respond to CYNAPSUS in a timely manner.

•	CYNAPSUS to respond to customer regarding complaint.
•	In the event there is recall required in accordance with applicable regulations, CYNAPSUS will manage, authorize and direct the recall of the product.
•	Report Adverse Drug Reactions

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

Out of Specification Results and manufacturing related deviations

For any out of specification / suspect testing results generated during testing of products supplied to CYNAPSUS, ARX will notify CYNAPSUS within one business day of valid OOS results. Likewise, ARX will notify CYNAPSUS of manufacturing related investigations related to CYNAPSUS products within One Business day. Copies of CYANPSUS related investigations will be provided to CYNAPSUS for review and approval.

Facilities and Equipment

ARX will be responsible to:

•	Inform CYNAPSUS in a timely manner of any modifications or changes to the manufacturing, packaging and labelling (as applicable) facilities, which may impact products supplied to CYNAPSUS.
•	ARX being located in US will:
•	Maintain appropriate Licenses (including from US-FDA) as required by Law.
•	Provide a current copy of such Licenses to CYNAPSUS upon request.
•	Immediately notify CYNAPSUS regarding any License suspension activity, which impacts the products supplied to CYNAPSUS.
•	Ensure that all testing is conducted according to GMP using validated equipment and maintain a calibration program and validation program for all Laboratory equipment and supporting systems. All validation documentation will be made available to CYNAPSUS, upon request for inspection upon reasonable advance notice.
•	If, during a Regulatory inspection at CYNAPSUS requests are made for documentation to support activities at ARX (e.g., Site SOPs), ARX will provide these to CYNAPSUS within 72 hours or allow CYNAPSUS and auditors access to ARX facilities and staff with reasonable notice

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

Validation

ARX will maintain a formal validation program for:

•	Process (Fabrication & Packaging) Validation
•	Equipment Validation
•	Cleaning Validation

ARX will allow CYNAPSUS access to validation documentation (i.e. protocols and reports) when on-site and upon request.

Change Control

ARX will ensure all changes made are handled as per internal change control procedures and will notify CYNAPSUS, as applicable.

Inspections / Audits

ARX will be responsible to:

•	Notify CYNAPSUS of all local regulatory activity, including inspection and outcome, which may impact product supplied to CYNAPSUS products. CYNAPSUS reserves the right to request regulatory agency inspection reports and responses by ARX as it relates to CYNAPSUS’s product.
•	Ensure contractors and suppliers used by ARX adhere to the supplier qualification programs.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

CYNAPSUS may:

•	Audit ARX on an annual basis, to assess and ensure the ongoing GMP compliance of the facility in regard to activities conducted on behalf of CYNAPSUS. Audits will be scheduled through the identified ARX contact and both ARX and CYNAPSUS will agree upon the timing of the audit. The audit will be requested 60 days in advance and will consist of no more than two auditors for two days.
•	Provide a written Audit Report detailing all audit observations within 30 days of audit performance. ARX will provide a written response to all observations detailing the response to each observation 30 days after audit report receipt, the owner of the action and a target date of completion. The audit observations, reports and responses will be agreed to by both parties and will be completed by both parties within an agreed upon timeframe. Both ARX and CYNAPSUS will monitor the completion of all observation responses to ensure timely completion of all audit findings.

Training and Qualification

ARX will maintain a training program to assure all personnel engaged in the manufacturing, packaging and labelling (as applicable) of products supplied to CYNAPSUS have the education; training and experience to properly perform their assigned functions in compliance with GMP. Training records will be readily retrievable and available to CYNAPSUS for review upon request.

Confidentiality

All documentation, including methods, specifications, batch records, and master formulas will be treated confidentially by both ARX and CYNAPSUS. Documentation will be returned to CYNAPSUS or ARX, if requested. A separate confidentially agreement may be in place between ARX and CYNAPSUS.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

Both companies agree to keep each other’s “intellectual property” strictly confidential. Neither party is entitled to use the “intellectual property” of the other disclosed to it under this agreement. Exceptions include disclosures of information necessary for authorities during GMP inspections.

Approval Signatures

On behalf of ARX and CYNAPSUS, we agree to the conditions and relative responsibilities as set out in the above document.

	CYNAPSUS	ARX
Name	Thierry Bilbault	Todd Sunstrom
Job Title	Chief Scientific Officer	Director of Quality
Signature	/s/ Thierry Bilbault	/s/ Todd Sunstrom
Date	June 3, 2015	June 5, 2015

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

Attachment 1: LISTING OF KEY CONTACT PERSONNEL

CYNAPSUS	ARX
Name: Thierry Bilbault Job Title: Chief Scientific Officer Telephone: 416-703-2449 x261 Email: tbilbault@cynapsus.ca	Name: Todd Sunstrom Job Title: Director of Quality Telephone: 717-227-8269/717-227-8274 Email: tsunstrom@arglobal.com
Name: Job Title: Telephone: Email:	Name: Job Title: Telephone: Email:
Name: Job Title: Telephone: Email:	Name: Job Title: Telephone: Email:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

Attachment 2: Product Supplied from ARX to CYNAPSUS.

Apomorphine HCl Hemihydrate/pH regulating Oral Dissolvable Bulk Film (Slit). Theoretical Film Content [*****] Apomorphine HCl Hemihydrate/mm2

Master Roll: Theoretical Meters from Coating of [*****]

Slit Rolls:  Theoretical Meters from Coating of [*****].

The above list is current as of June 3, 2015

	CYNAPSUS	ARX
Name	Thierry Bilbault	Todd Sunstrom
Job Title	Chief Scientific Officer	Director of Quality
Signature	/s/ Thierry Bilbault	/s/ Todd Sunstrom
Date	June 3, 2015	June 5, 2015

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Quality Agreement

Attachment 3: Summary of Responsibilities

		ARX	CYNAPSUS
Maintenance of Marketing Authorization & Licenses			X
Raw Materials (including API)	Specifications	X	X
	API Supply/procurement		X
	Excipient Supply/procurement	X
	Excipient Testing/release for use	X
	Retention samples	X
Bulk and/or Finished Product	Specifications	X	X
	Manufacturing formula and method	X	X
	In process control/testing	X
	Analytical testing	X	X
	Certificate of Analysis	X
	Certificate of Manufacture	X
	Stability Studies		X
	Retention samples	X
	Release of Finished product to Market		X
Validation	Process and Product related Analytical Method Validation Protocols prepared and approved	X	X
	Records retained by	X
	Summary Report Retained by	X

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule B: Product Specifications

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Effective Date: June 10, 2016	APL-130277 Bulk Roll Specification	Revision No: 2

Manufacturer: ARx LLC.	Document Number: N/A

ACTIVE BULK ROLL SPECIFICATION

Test	Method	Specification
Film Appearance	LSOP-000080[1]	An opaque blue to blue-green film
Identity A	1291[2]	The retention time of the major peak in the sample conforms to the retention time of the major peak in the standard within ± 3%
Identity B	1291[2]	The UV spectrum of the major peak is consistent with that of the standard.
Assay[3]	1291[2]	Average: 90-110% LC
Related Substances[3]	1291[2]	Total Impurities NMT 2.0%
Bulk Uniformity	1291[2]	Stage1-10 of 10 specimens AV<15% Stage 2-30 of 30 specimens AV<25%
pH3	1483[2]	[*****]
Moisture by Karl Fischer[3]	1365[2]	[*****]
Residual Solvents	1793[2]	[*****] [*****]
Water Activity	LSOP-000004[1]	[*****]
Bioburden[3]	USP <61> USP <62> USP <1111>	Total Aerobic Count ≤ 200 CFU/film Yeast/Mold Count ≤ 20 CFU/film Absence of Staphylococcus aureus and Pseudomonas aeruginosa

1 ARx Test Method and analyzed at ARx LLC., 400 Seaks Run Rd, Glen Rock, PA 17327, USA.

2 QCL Test Method and analyzed at Quality Chemical Lab, 3400 Enterprise Dr, Wilmington, NC 28405, USA

3 [*****]

QA Approved by:

Name:	Thierry Bilbault	Signature:	/s/ Thierry Bilbault	Date:	June 13, 2016

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY

CYNAPSUS THERAPEUTICS INC.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule C: Supply Price

The Supply Price for the Product will be [*****].